Exhibit 99.1

AMERISERV FINANCIAL REPORTS EARNINGS FOR THE THIRD QUARTER AND FIRST NINE MONTHS OF 2024 AND ANNOUNCES QUARTERLY COMMON STOCK CASH DIVIDEND

JOHNSTOWN, PA - AmeriServ Financial, Inc. (NASDAQ: ASRV) reported third quarter 2024 net income of $1,183,000, or $0.07 per diluted common share. This earnings performance represented a $536,000, or 82.8%, increase from the third quarter of 2023 when net income totaled $647,000, or $0.04 per diluted common share. For the nine-month period ended September 30, 2024, the Company reported net income of $2,712,000, or $0.16 per diluted common share. This represented a 33.3% increase in earnings per share from the nine-month period of 2023 when net income totaled $1,975,000, or $0.12 per diluted common share. The following table details the Company’s financial performance for the three- and nine-month periods ended September 30, 2024 and 2023:

	Third Quarter 2024	Third Quarter 2023	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023

Net income	$1,183,000	$647,000	$2,712,000	$1,975,000
Diluted earnings per share	$0.07	$0.04	$0.16	$0.12

Jeffrey A. Stopko, President and Chief Executive Officer, commented on the 2024 third quarter financial results: “Our community banking business continued to benefit from diversified revenue streams, with another quarter of strong revenue and profit contribution from our wealth management business. Total non-interest income represented 34% of total revenue for the first nine months of 2024.  Both total average loans and deposits have grown this year, demonstrating the strength and loyalty of our customer base and helping to drive three consecutive quarters of net interest income improvement. We believe that our balance sheet is well positioned for further quarterly net interest income growth through the remainder of 2024 and into 2025. Finally, because of the declining interest rate environment and effective capital management, our tangible book value per share has increased by 10.9% to $5.72(1) during the first nine months of 2024.”

All third quarter and nine months of 2024 financial performance metrics within this document are compared to the third quarter and nine months of 2023 unless otherwise noted.

The Company's net interest income in the third quarter of 2024 increased by $88,000, or 1.0%, from the prior year's third quarter but, for the nine months of 2024, decreased by $922,000, or 3.4%, when compared to the nine months of 2023.  The Company’s net interest margin of 2.71% for the third quarter of 2024 and 2.72% for the nine months of 2024 represents a 5-basis point decrease for the quarter and a 17-basis point decline for the nine months.  The decrease reflects net interest margin compression which has been prevalent in the banking industry since the Federal Reserve began tightening monetary policy to control inflation and as the U.S. Treasury yield curve continues to be inverted.  While the Company’s net interest margin percentage in both time periods of 2024 compares unfavorably to last year, it did demonstrate relative stability so far in 2024 and has improved from its low point in the fourth quarter of 2023 which was 2.63%.  With the Federal Reserve’s action to begin easing monetary policy in September 2024, management believes the net interest margin will continue to improve in the remaining months of 2024 and into 2025.  The Company benefitted from a provision for credit losses recovery in both the third quarter and nine months of 2024 which represents a favorable shift from provision expense in both time periods of 2023.   Total non-interest income demonstrated a modest decrease in the third quarter and nine months of 2024 compared to last year.  Total non-interest expense in both 2024 time periods compared favorably to what was experienced in 2023.  Overall, earnings improvement in both time periods of 2024 was driven by the favorable comparison in the provision for credit losses and non-interest expense.

Total average loans in both the third quarter and nine months of 2024 are higher than the 2023 average by $38.9 million, or 3.9%, and $41.9 million, or 4.2%, respectively.  So far in 2024, new loan originations have slightly exceeded payoff activity through nine months and resulted in total loan volumes, on an end of period basis, demonstrating modest growth since December 31, 2023.  Overall, total loans continue to be above the $1.0 billion threshold averaging $1.033 billion for the third quarter of 2024.  The higher interest rate environment along with the higher average total loans outstanding resulted in total loan interest income improving by $1.1 million, or 8.7%, for the third quarter of 2024 and by $4.0 million, or 10.6%, for the nine months of 2024 when compared to both time periods of last year.

Total investment securities averaged $255.9 million for the nine months of 2024 which is $6.7 million, or 2.6%, lower than the $262.7 million average for the nine months of last year.  The decrease reflects management’s strategy to allocate more cash flow from the securities portfolio to higher yielding loans while the Company controlled the amount of high cost overnight borrowed funds.  Thus, new investment security purchases were primarily used to replace cash flow from maturing securities to maintain appropriate balances for pledging purposes related to public funds deposits. The improved yields for new securities purchases along with management’s execution of an investment portfolio repositioning strategy in late December 2023 caused interest income from investments to increase by $509,000, or 7.4%, in the nine months of 2024 compared to the same period in 2023.

Interest income from investments was unfavorably impacted by the transfer of one corporate security into non-accrual status during the third quarter of 2024, which resulted in a $73,000 reversal of previously recognized interest income.  Overall, the nine-month average balance of total interest earning assets increased from last year’s nine-month average by $35.3 million, or 2.8%, while total interest income increased by $4.6 million, or 10.1%, since the nine months of 2023.

On the liability side of the balance sheet, through nine months, total average deposits are $10.5 million, or 0.9%, higher compared to total average deposits in the nine months of 2023.  The increase reflects the Company’s successful business development efforts which more than offset a portion of the funds from the government stimulus programs leaving the balance sheet and greater pricing competition in the market to retain deposits because of the higher interest rates. The Company’s core deposit base continued to demonstrate the strength and stability that it has had for many years.  On September 30, 2024, total deposits grew by $31.0 million, or 2.7%, since December 31, 2023, demonstrating customer loyalty and confidence in AmeriServ Financial Bank.  The Company does not utilize brokered deposits as a funding source. The loan to deposit ratio averaged 88.7% in the third quarter of 2024, which indicates that the Company has ample capacity to continue to grow its loan portfolio and is well positioned to support our customers and our community during times of economic volatility.

Total interest expense increased by $1.2 million, or 17.8%, for the third quarter of 2024, and by $5.5 million, or 31.3%, for the nine months of 2024 when compared to both time periods of last year, due to higher deposit and borrowings interest expense.  Deposit interest expense was higher by $862,000, or 15.2%, for the quarter and by $4.2 million, or 28.5%, for the nine months as the average volume of total interest-bearing deposits grew by $27.1 million, or 2.8%, for the quarter and by $26.5 million, or 2.8%, for the nine months.  The rising national interest rates in 2023 resulted in certain deposit products, particularly public funds, which are tied to a market index, repricing upward with the move in short-term interest rates causing interest expense to increase.  Additionally, increased market competition resulted in the Company raising rates on certain shorter-term certificates of deposit to retain funds.  Another factor contributing to net interest margin compression was an unfavorable deposit mix shift as the 2024 average of non-interest-bearing demand deposits declined by $11.2 million, or 6.0%, for the quarter and $16.0 million, or 8.2%, for the nine months while, as mentioned above, total interest-bearing deposits increased. For interest rate risk management purposes and to offset a portion of the unfavorable impact that rising funding costs are having on net interest income, management proactively executed $70 million of interest rate hedge transactions during 2023 to fix the cost of certain deposits that are indexed and move with short-term interest rates.  Finally, the increasing trend in total deposit costs experienced since the Federal Reserve began to tighten monetary policy slowed in 2024 with the Federal Open Market Committee keeping the Fed Funds rate stable since July 2023 until their action to ease monetary policy in September 2024.  This slowdown in deposit costs has contributed to the previously mentioned recent stabilization and improvement in the net interest margin.  Management believes that deposit costs will improve as the Federal Reserve continues their expected tempered approach to reduce interest rates.  Overall, total deposit cost averaged 2.19% in the nine months of 2024, which is 47-basis points higher than total deposit cost of 1.72% for the nine months of 2023.

Total borrowings interest expense increased by $319,000, or 32.3%, in the third quarter of 2024 and by $1.2 million, or 47.3%, when compared to the nine months of 2023. The increase primarily results from the impact that the higher interest rates had on total borrowings cost. The Company’s utilization of overnight borrowed funds so far in 2024 has been lower than the 2023 level in both time periods while the level of advances from the Federal Home Loan Bank have increased. Advances from the Federal Home Loan Bank averaged $50.7 million in the nine months of 2024 which is $31.9 million, or 169.8%, higher than the $18.8 million average in the nine months of 2023. Management’s strategy to increase term advances to lock in lower rates than overnight borrowings due to the inversion in the yield curve has favorably impacted net interest income.

The Company recorded a $51,000 provision for credit losses recovery in the third quarter of 2024 after recording provision expense of $189,000 in the third quarter of 2023, resulting in a net favorable change of $240,000.  For the nine months of 2024, the Company recognized a $174,000 provision for credit losses recovery after recognizing $1.4 million of provision expense in the nine months of 2023, resulting in a net favorable change of $1.6 million.  The provision recovery in the third quarter of 2024 primarily reflects improved historical loss rates used to calculate the allowance for loan credit losses in accordance with CECL. The provision for credit losses net recovery for the nine-month timeframe reflects first quarter 2024 recoveries recognized in both the loan and securities portfolios which more than offset additional contributions made to the provision during the second quarter of 2024 for an AFS security and total loans.  Activity within the provision for credit losses from prior quarters is described in the Company’s previous 2024 press releases.

Non-performing assets decreased since the second quarter of 2024 by $160,000 and totaled $12.7 million.  This decline occurred despite the transfer of a $1 million corporate security into non-accrual status.  Non-performing assets from the loan portfolio are at 1.12% of total loans.  The Company recognized net loan charge-offs of $488,000, or 0.06% of total average loans, in the nine months of 2024 compared to net loan charge-offs of $187,000, or 0.03% of total average loans, in the nine months of 2023.  The allowance for loan credit losses at September 30, 2024 is $2.1 million, or 17.1%, higher than the allowance for loan credit losses at September 30, 2023.  The increase since last year’s third quarter end is due to the Company strengthening its allowance for loan credit losses during the fourth quarter of 2023.  Overall, the Company continues to maintain solid coverage of both total loans and non-performing loans as the allowance for loan credit losses provided 147% coverage of non-performing loans and 1.39% of total loans at September 30, 2024.

Total non-interest income in the third quarter of 2024 decreased by $53,000, or 1.2%, from the prior year's third quarter and declined by $103,000, or 0.8%, in the nine months of 2024 when compared to the nine months of 2023.  The slight decrease for the nine-month period is primarily attributed to the Company recognizing a $1.7 million gain in the first quarter of 2023 from AmeriServ Financial Bank selling all 7,859 shares of the Class B common stock of Visa Inc.  There was no such gain during the nine-month period ending September 30, 2024.  Wealth management fees improved by $205,000, or 7.2%, for the quarter and by $1.0 million, or 12.0%, for the nine months due in part to a strong performance from our Financial Services division that resulted from new business growth.  Also, the increase in wealth management fees reflects the improving market conditions particularly for equity securities as major market indexes continue their ascent to record highs in 2024.  Overall, the fair market value of wealth management assets totaled $2.6 billion at September 30, 2024 and increased by $218.3 million, or 9.1%, since September 30, 2023.  Other income is $159,000, or 23.4%, lower for the third quarter but $590,000, or 36.5%, higher for the nine months of 2024.  The variances for both time periods primarily reflect the necessary adjustments to the fair market value of an interest rate swap related risk participation agreement as well as the credit valuation adjustment to the market value of the interest rate swap contracts that the Company executed to accommodate the needs of certain borrowers while managing our interest rate risk position.  These adjustments reflect the changing national interest rates which unfavorably impacted other income by $234,000 during the third quarter of 2024 but were net favorable for the nine months by $188,000. In the first quarter of 2024, other income was favorably impacted by the Company recognizing a $250,000 signing bonus that resulted from successful negotiations related to the renewal of an expiring contract with Visa.

Total non-interest expense in the third quarter of 2024 decreased by $374,000, or 3.1%, when compared to the third quarter of 2023 and decreased by $353,000, or 0.9%, during the nine months of 2024 when compared to the nine months of 2023.  Salaries and employee benefits expense decreased by $914,000, or 4.1%, for the nine months of 2024 due to the net impact of certain items within this broad category. Total salaries cost was down by $641,000, or 4.1%, after the Company incurred additional salary expense in 2023 related to a strategy to consolidate certain executive level positions in the wealth management business.  This is part of our previously announced earnings improvement program and was designed to lower future employee costs, which is occurring in 2024.  Also, total health care cost was $459,000, or 15.9%, lower compared to last year and reflects management’s effective negotiations with our current health care provider that resulted in not having to recognize any premium costs in January 2024.  These favorable items were partially offset by an increased level of incentive compensation by $343,000, or 41.2%, which corresponds to the strong performance of our wealth management division.  Other expenses were $520,000, or 15.3%, higher for the nine months of 2024 when compared to the nine months of 2023.  The Company was required to recognize a settlement charge in connection with its defined benefit pension plan in the second and third quarters of 2024. The amount of the 2024 charge was $410,000.  A settlement charge must be recognized when the total dollar amount of lump sum distributions paid from the pension plan to retired employees exceeds a threshold of expected annual service and interest costs in the current year.  It is important to note that since the retired employees have chosen to take the lump sum payments, these individuals are no longer included in the pension plan.  Therefore, the Company’s normal annual pension expense will continue to be lower in the future.  This was evident in 2023 and so far in 2024 as the Company has recognized a pension credit in both years.   FDIC insurance increased by $265,000, or 53.5%, due to an increase in both the asset assessment base as well as the assessment rate.  Data processing and IT expenses increased by $291,000, or 8.8%, in the nine months of 2024 due to additional expenses related to monitoring our computing and network environment.

Professional fees in both 2024 and 2023 were impacted by litigation and responses to the actions of an activist investor. The Company reached a Cooperation and Settlement Agreement with activist investor Driver Opportunity Partners (Driver), which was described in a Current Report on Form 8-K filed on June 14, 2024.  The Company’s activist related costs declined by approximately $400,000 when the third quarter of 2024 is compared to the third quarter of 2023. Through nine months of 2024, activist related costs totaled $1.5 million compared to $2.0 million recognized through nine months of 2023. The Company does not expect to incur any additional activist related costs through the remainder of 2024.

The Company recorded income tax expense of $237,000 in the third quarter of 2024 and income tax expense of $611,000, or an effective tax rate of 18.4%, in the nine months of 2024, which compares to income tax expense of $124,000, in the third quarter of 2023 and income tax expense of $435,000, or an effective tax rate of 18.0%, for the nine months of 2023.

The Company had total assets of $1.4 billion, shareholders' equity of $108.2 million, a book value of $6.55 per common share and a tangible book value of $5.72(1) per common share on September 30, 2024.  Book value per common share increased by $0.59, or 9.9%, and tangible book value per common share increased by $0.56, or 10.9% since December 31, 2023, due to a favorable adjustment for both the unrealized loss on available for sale securities and the Company’s defined benefit pension plan and the accretive repurchase of 628,003 shares of common stock from Driver. The Company continued to maintain strong capital ratios that exceed the regulatory defined well capitalized status as of September 30, 2024.

QUARTERLY COMMON STOCK DIVIDEND

The Company’s Board of Directors declared a $0.03 per share quarterly common stock cash dividend. The cash dividend is payable November 18, 2024, to shareholders of record on November 4, 2024. This cash dividend represents a 4.01% annualized yield using the October 18, 2024, closing stock price of $2.99 and a 43% payout ratio based upon the most recent quarterly earnings. The Company’s Board of Directors elected to continue the common dividend at its current level given the Company’s strong capital position and earnings improvement in 2024.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology, market conditions, dividend program, and future payment obligations. These statements may be identified by such forward-looking terminology as "continuing," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy," or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, unanticipated changes in the financial markets, the level of inflation, and the direction of interest rates; volatility in earnings due to certain financial assets and liabilities held at fair value; competition levels; loan and investment prepayments differing from our assumptions; insufficient allowance for credit losses; a higher level of loan charge-offs and delinquencies than anticipated; material adverse changes in our operations or earnings; a decline in the economy in our market areas; changes in relationships with major customers; changes in effective income tax rates; higher or lower cash flow levels than anticipated; inability to hire or retain qualified employees; a decline in the levels of deposits or loss of alternate funding sources; a decrease in loan origination volume or an inability to close loans currently in the pipeline; changes in laws and regulations; adoption, interpretation and implementation of accounting pronouncements; ability to successfully execute the Earnings Improvement Program and achieve the anticipated benefits in the amounts and at times estimated; operational risks, including the risk of fraud by employees, customers or outsiders; unanticipated effects to our banking platform; and the inability to successfully implement or expand new lines of business or new products and services.  These forward-looking statements involve risks and uncertainties that could cause AmeriServ's results to differ materially from management's current expectations. Such risks and uncertainties are detailed in AmeriServ's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2023. Forward-looking statements are based on the beliefs and assumptions of AmeriServ's management and on currently available information. The statements in this press release are made as of the date of this press release, even if subsequently made available by AmeriServ on its website or otherwise. AmeriServ undertakes no responsibility to publicly update or revise any forward-looking statement.

(1)	Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

September 30, 2024

(Dollars in thousands, except per share and ratio data)

(Unaudited)

2024

	1QTR	2QTR	3QTR	YEAR TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income (loss)	$1,904	$(375)	$1,183	$2,712

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.55%	(0.11)%	0.34%	0.26%
Return on average equity	7.51	(1.47)	4.51	3.52
Return on average tangible common equity (1)	8.67	(1.70)	5.19	4.06
Net interest margin	2.70	2.74	2.71	2.72
Net charge-offs (recoveries) as a percentage of average loans	0.05	0.08	0.06	0.06
Efficiency ratio (3)	86.60	100.33	89.49	92.09

EARNINGS PER COMMON SHARE:
Basic	$0.11	$(0.02)	$0.07	$0.16
Average number of common shares outstanding	17,147	17,030	16,519	16,897
Diluted	$0.11	$(0.02)	$0.07	$0.16
Average number of common shares outstanding	17,147	17,030	16,519	16,897
Cash dividends paid per share	$0.03	$0.03	$0.03	$0.09

2023

	1QTR	2QTR	3QTR	YEAR TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income (loss)	$1,515	$(187)	$647	$1,975

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.45%	(0.06)%	0.19%	0.20%
Return on average equity	5.85	(0.72)	2.49	2.53
Return on average tangible common equity (1)	6.73	(0.82)	2.88	2.91
Net interest margin	3.03	2.89	2.76	2.89
Net charge-offs (recoveries) as a percentage of average loans	0.05	(0.02)	0.05	0.03
Efficiency ratio (3)	79.58	101.55	92.60	90.67

EARNINGS PER COMMON SHARE:
Basic	$0.09	$(0.01)	$0.04	$0.12
Average number of common shares outstanding	17,131	17,147	17,147	17,142
Diluted	$0.09	$(0.01)	$0.04	$0.12
Average number of common shares outstanding	17,155	17,147	17,147	17,146
Cash dividends paid per share	$0.03	$0.03	$0.03	$0.09

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

--CONTINUED--

(Dollars in thousands, except per share, statistical, and ratio data)

(Unaudited)

2024

	1QTR	2QTR	3QTR
FINANCIAL CONDITION DATA AT PERIOD END:
Assets	$1,384,516	$1,403,438	$1,405,187
Short-term investments/overnight funds	3,353	2,925	4,877
Investment securities, net of allowance for credit losses - securities	230,419	230,425	230,042
Total loans and loans held for sale, net of unearned income	1,026,586	1,039,258	1,040,421
Allowance for credit losses - loans	14,639	14,611	14,420
Intangible assets	13,705	13,699	13,693
Deposits	1,176,578	1,170,359	1,189,330
Short-term and FHLB borrowings	60,858	85,495	66,312
Subordinated debt, net	26,695	26,706	26,716
Shareholders’ equity	103,933	103,661	108,182
Non-performing assets	12,161	12,817	12,657
Tangible common equity ratio (1)	6.58%	6.47%	6.79%
Total capital (to risk weighted assets) ratio	13.10	12.77	12.87
PER COMMON SHARE:
Book value	$6.06	$6.28	$6.55
Tangible book value (1)	5.26	5.45	5.72
Market value (2)	2.60	2.26	2.61
Wealth management assets – fair market value (4)	$2,603,493	$2,580,402	$2,603,856

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	304	310	302
Branch locations	16	16	16
Common shares outstanding	17,147,270	16,519,267	16,519,267

2023

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END:
Assets	$1,345,957	$1,345,721	$1,361,789	$1,389,638
Short-term investments/overnight funds	4,116	3,366	3,598	4,349
Investment securities, net of allowance for credit losses - securities	238,613	232,259	229,335	229,690
Total loans and loans held for sale, net of unearned income	980,877	988,221	1,002,306	1,038,401
Allowance for credit losses - loans	12,132	12,221	12,313	15,053
Intangible assets	13,731	13,724	13,718	13,712
Deposits	1,131,789	1,127,569	1,129,290	1,158,360
Short-term and FHLB borrowings	69,124	72,793	85,568	85,513
Subordinated debt, net	26,654	26,665	26,675	26,685
Shareholders’ equity	105,899	103,565	101,326	102,277
Non-performing assets	4,599	5,650	5,939	12,393
Tangible common equity ratio (1)	6.92%	6.74%	6.50%	6.44%
Total capital (to risk weighted assets) ratio	14.17	14.00	13.72	13.03
PER COMMON SHARE:
Book value	$6.18	$6.04	$5.91	$5.96
Tangible book value (1)	5.38	5.24	5.11	5.16
Market value (2)	3.05	2.54	2.65	3.24
Wealth management assets – fair market value (4)	$2,354,498	$2,446,639	$2,385,590	$2,521,501

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	308	315	308	307
Branch locations	17	17	17	17
Common shares outstanding	17,147,270	17,147,270	17,147,270	17,147,270

NOTES:

(1)	Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.
(2)	Based on closing price reported by the principal market on which the share is traded on the last business day of the corresponding reporting period.
(3)	Ratio calculated by dividing total non-interest expense by tax equivalent net interest income plus total non-interest income.
(4)	Not recognized on the consolidated balance sheets.

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

CONSOLIDATED STATEMENT OF INCOME

(Dollars in thousands)

(Unaudited)

2024

	1QTR	2QTR	3QTR	YEAR TO DATE
INTEREST INCOME
Interest and fees on loans	$13,776	$14,003	$14,301	$42,080
Interest on investments	2,448	2,507	2,407	7,362
Total Interest Income	16,224	16,510	16,708	49,442

INTEREST EXPENSE
Deposits	6,199	6,389	6,515	19,103
All borrowings	1,278	1,246	1,306	3,830
Total Interest Expense	7,477	7,635	7,821	22,933

NET INTEREST INCOME	8,747	8,875	8,887	26,509
Provision (recovery) for credit losses	(557)	434	(51)	(174)
NET INTEREST INCOME AFTER PROVISION (RECOVERY) FOR CREDIT LOSSES	9,304	8,441	8,938	26,683

NON-INTEREST INCOME
Wealth management fees	3,266	3,059	3,050	9,375
Service charges on deposit accounts	293	293	304	890
Net realized gains on loans held for sale	10	59	55	124
Mortgage related fees	29	48	30	107
Gain on sale of Visa Class B shares	0	0	0	0
Bank owned life insurance	337	240	244	821
Other income	1,012	673	520	2,205
Total Non-Interest Income	4,947	4,372	4,203	13,522

NON-INTEREST EXPENSE
Salaries and employee benefits	7,117	7,108	7,122	21,347
Net occupancy expense	791	730	706	2,227
Equipment expense	386	391	371	1,148
Professional fees	1,002	2,094	792	3,888
Data processing and IT expense	1,159	1,142	1,287	3,588
FDIC deposit insurance expense	255	250	255	760
Other expense	1,154	1,582	1,188	3,924
Total Non-Interest Expense	11,864	13,297	11,721	36,882

PRETAX INCOME (LOSS)	2,387	(484)	1,420	3,323
Income tax expense (benefit)	483	(109)	237	611
NET INCOME (LOSS)	$1,904	$(375)	$1,183	$2,712

2023

	1QTR	2QTR	3QTR	YEAR TO DATE
INTEREST INCOME
Interest and fees on loans	$12,276	$12,609	$13,154	$38,039
Interest on investments	2,298	2,270	2,285	6,853
Total Interest Income	14,574	14,879	15,439	44,892

INTEREST EXPENSE
Deposits	4,189	5,019	5,653	14,861
All borrowings	863	750	987	2,600
Total Interest Expense	5,052	5,769	6,640	17,461

NET INTEREST INCOME	9,522	9,110	8,799	27,431
Provision (recovery) for credit losses	1,179	43	189	1,411
NET INTEREST INCOME AFTER PROVISION (RECOVERY) FOR CREDIT LOSSES	8,343	9,067	8,610	26,020

NON-INTEREST INCOME
Wealth management fees	2,738	2,789	2,845	8,372
Service charges on deposit accounts	266	280	311	857
Net realized gains on loans held for sale	26	38	59	123
Mortgage related fees	33	34	41	108
Gain on sale of Visa Class B shares	1,748	0	0	1,748
Bank owned life insurance	239	242	321	802
Other income	457	479	679	1,615
Total Non-Interest Income	5,507	3,862	4,256	13,625

NON-INTEREST EXPENSE
Salaries and employee benefits	7,175	7,728	7,358	22,261
Net occupancy expense	772	713	719	2,204
Equipment expense	415	422	376	1,213
Professional fees	1,308	1,907	1,146	4,361
Data processing and IT expense	1,078	1,080	1,139	3,297
FDIC deposit insurance expense	125	175	195	495
Other expense	1,090	1,152	1,162	3,404
Total Non-Interest Expense	11,963	13,177	12,095	37,235

PRETAX INCOME (LOSS)	1,887	(248)	771	2,410
Income tax expense (benefit)	372	(61)	124	435
NET INCOME (LOSS)	$1,515	$(187)	$647	$1,975

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

AVERAGE BALANCE SHEET DATA

(Dollars in thousands)

(Unaudited)

	2024		2023
	3QTR	NINE MONTHS	3QTR	NINE MONTHS
Interest earning assets:
Loans and loans held for sale, net of unearned income	$1,033,159	$1,030,887	$994,263	$988,955
Short-term investments and bank deposits	3,935	3,835	3,196	3,766
Total investment securities	254,551	255,946	260,198	262,654
Total interest earning assets	1,291,645	1,290,668	1,257,657	1,255,375

Non-interest earning assets:
Cash and due from banks	13,606	14,212	14,673	15,899
Premises and equipment	18,828	18,604	17,028	17,272
Other assets	85,737	83,011	75,372	75,027
Allowance for credit losses	(15,182)	(15,406)	(13,387)	(12,955)
Total assets	$1,394,634	$1,391,089	$1,351,343	$1,350,618

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$223,835	$223,163	$225,395	$225,793
Savings	120,910	120,528	126,589	129,594
Money market	314,436	312,379	299,694	300,415
Other time	329,330	327,659	309,719	301,384
Total interest bearing deposits	988,511	983,729	961,397	957,186
Borrowings:
Federal funds purchased and other short-term borrowings	28,670	30,214	35,970	33,885
Advances from Federal Home Loan Bank	53,418	50,671	20,455	18,784
Subordinated debt	27,000	27,000	27,000	27,000
Lease liabilities	4,383	4,351	3,138	3,207
Total interest bearing liabilities	1,101,982	1,095,965	1,047,960	1,040,062

Non-interest bearing liabilities:
Demand deposits	176,286	178,762	187,480	194,781
Other liabilities	11,950	13,332	12,927	11,448
Shareholders’ equity	104,416	103,030	102,976	104,327
Total liabilities and shareholders’ equity	$1,394,634	$1,391,089	$1,351,343	$1,350,618

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

CHANGES IN SHAREHOLDERS’ EQUITY

(Dollars in thousands)

(Unaudited)

2024

	Common Stock	Treasury Stock	Surplus	RETAINED EARNINGS	ACCUMULATED OTHER COMPREHENSIVE (LOSS) INCOME	TOTAL
Balance at December 31, 2023	$268	$(83,280)	$146,364	$58,901	$(19,976)	$102,277
Net income	0	0	0	1,904	0	1,904
Exercise of stock options and stock option expense	0	0	8	0	0	8
Adjustment for defined benefit pension plan	0	0	0	0	(131)	(131)
Adjustment for unrealized loss on available for sale securities	0	0	0	0	(241)	(241)
Market value adjustment for interest rate hedge	0	0	0	0	630	630
Common stock cash dividend	0	0	0	(514)	0	(514)
Balance at March 31, 2024	$268	$(83,280)	$146,372	$60,291	$(19,718)	$103,933
Net loss	0	0	0	(375)	0	(375)
Treasury stock, purchased at cost	0	(1,511)	0	0	0	(1,511)
Adjustment for defined benefit pension plan	0	0	0	0	2,177	2,177
Adjustment for unrealized loss on available for sale securities	0	0	0	0	(119)	(119)
Market value adjustment for interest rate hedge	0	0	0	0	71	71
Common stock cash dividend	0	0	0	(515)	0	(515)
Balance at June 30, 2024	$268	$(84,791)	$146,372	$59,401	$(17,589)	$103,661
Net income	0	0	0	1,183	0	1,183
Adjustment for defined benefit pension plan	0	0	0	0	753	753
Adjustment for unrealized gain on available for sale securities	0	0	0	0	3,966	3,966
Market value adjustment for interest rate hedge	0	0	0	0	(886)	(886)
Common stock cash dividend	0	0	0	(495)	0	(495)
Balance at September 30, 2024	$268	$(84,791)	$146,372	$60,089	$(13,756)	$108,182

2023

	Common Stock	Treasury Stock	Surplus	RETAINED EARNINGS	ACCUMULATED OTHER COMPREHENSIVE (LOSS) INCOME	TOTAL
Balance at December 31, 2022	$267	$(83,280)	$146,225	$65,486	$(22,520)	$106,178
Net income	0	0	0	1,515	0	1,515
Exercise of stock options and stock option expense	1	0	106	0	0	107
Adjustment for defined benefit pension plan	0	0	0	0	0	0
Adjustment for unrealized gain on available for sale securities	0	0	0	0	449	449
Market value adjustment for interest rate hedge	0	0	0	0	(655)	(655)
Cumulative effect adjustment for change in accounting principal	0	0	0	(1,181)	0	(1,181)
Common stock cash dividend	0	0	0	(514)	0	(514)
Balance at March 31, 2023	$268	$(83,280)	$146,331	$65,306	$(22,726)	$105,899
Net loss	0	0	0	(187)	0	(187)
Exercise of stock options and stock option expense	0	0	12	0	0	12
Adjustment for defined benefit pension plan	0	0	0	0	0	0
Adjustment for unrealized loss on available for sale securities	0	0	0	0	(2,560)	(2,560)
Market value adjustment for interest rate hedge	0	0	0	0	916	916
Common stock cash dividend	0	0	0	(515)	0	(515)
Balance at June 30, 2023	$268	$(83,280)	$146,343	$64,604	$(24,370)	$103,565
Net income	0	0	0	647	0	647
Exercise of stock options and stock option expense	0	0	11	0	0	11
Adjustment for defined benefit pension plan	0	0	0	0	0	0
Adjustment for unrealized loss on available for sale securities	0	0	0	0	(2,700)	(2,700)
Market value adjustment for interest rate hedge	0	0	0	0	316	316
Common stock cash dividend	0	0	0	(513)	0	(513)
Balance at September 30, 2023	$268	$(83,280)	$146,354	$64,738	$(26,754)	$101,326
Net loss	0	0	0	(5,321)	0	(5,321)
Exercise of stock options and stock option expense	0	0	10	0	0	10
Adjustment for defined benefit pension plan	0	0	0	0	1,688	1,688
Adjustment for unrealized gain on available for sale securities	0	0	0	0	6,019	6,019
Market value adjustment for interest rate hedge	0	0	0	0	(929)	(929)
Common stock cash dividend	0	0	0	(516)	0	(516)
Balance at December 31, 2023	$268	$(83,280)	$146,364	$58,901	$(19,976)	$102,277

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RETURN ON AVERAGE TANGIBLE COMMON EQUITY, TANGIBLE COMMON EQUITY RATIO, AND TANGIBLE BOOK VALUE PER SHARE

(Dollars in thousands, except per share and ratio data)

(Unaudited)

The press release contains certain financial information determined by methods other than in accordance with generally accepted accounting principles in the United States (GAAP).  These non-GAAP financial measures are "return on average tangible common equity", "tangible common equity ratio", and "tangible book value per share".  This non-GAAP disclosure has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.  These non-GAAP measures are used by management in their analysis of the Company's performance or, management believes, facilitate an understanding of the Company's performance.  We also believe that presenting non-GAAP financial measures provides additional information to facilitate comparison of our historical operating results and trends in our underlying operating results.  We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends.

2024

	1QTR	2QTR	3QTR	YEAR TO DATE
RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Net income (loss)	$1,904	$(375)	$1,183	$2,712

Average shareholders’ equity	101,997	102,677	104,416	103,030
Less: Average intangible assets	13,708	13,701	13,695	13,702
Average tangible common equity	88,289	88,976	90,721	89,328

Return on average tangible common equity (annualized)	8.67%	(1.70)%	5.19%	4.06%

	1QTR	2QTR	3QTR

TANGIBLE COMMON EQUITY
Total shareholders’ equity	$103,933	$103,661	$108,182
Less: Intangible assets	13,705	13,699	13,693
Tangible common equity	90,228	89,962	94,489

TANGIBLE ASSETS
Total assets	1,384,516	1,403,438	1,405,187
Less: Intangible assets	13,705	13,699	13,693
Tangible assets	1,370,811	1,389,739	1,391,494

Tangible common equity ratio	6.58%	6.47%	6.79%

Total shares outstanding	17,147,270	16,519,267	16,519,267

Tangible book value per share	$5.26	$5.45	$5.72

2023

	1QTR	2QTR	3QTR	YEAR TO DATE
RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Net income (loss)	$1,515	$(187)	$647	$1,975

Average shareholders’ equity	105,092	104,913	102,976	104,327
Less: Average intangible assets	13,734	13,727	13,720	13,727
Average tangible common equity	91,358	91,186	89,256	90,600

Return on average tangible common equity (annualized)	6.73%	(0.82)%	2.88%	2.91%

	1QTR	2QTR	3QTR	4QTR

TANGIBLE COMMON EQUITY
Total shareholders’ equity	$105,899	$103,565	$101,326	$102,277
Less: Intangible assets	13,731	13,724	13,718	13,712
Tangible common equity	92,168	89,841	87,608	88,565

TANGIBLE ASSETS
Total assets	1,345,957	1,345,721	1,361,789	1,389,638
Less: Intangible assets	13,731	13,724	13,718	13,712
Tangible assets	1,332,226	1,331,997	1,348,071	1,375,926

Tangible common equity ratio	6.92%	6.74%	6.50%	6.44%

Total shares outstanding	17,147,270	17,147,270	17,147,270	17,147,270

Tangible book value per share	$5.38	$5.24	$5.11	$5.16